                                                                   EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-67362 of Rite Aid Corporation on Form S-4 of our report dated May 8, 2001, except for Note 25, as to which the date is May 16, 2001, and of our report dated May 8, 2001 relating to the financial statement schedule appearing in the Annual Report on Form 10-K of Rite Aid Corporation for the year ended March 3, 2001.



We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
November 5, 2001